UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration Of Certain Classes Of Securities

Pursuant To Section 12 (b) Or 12 (g) Of The

Securities Exchange Act of 1934

CRYOPORT, INC.

(Exact name of Registrant as specified in its charter)

Nevada	88-0313393
(State of incorporation or organization)	(IRS Employer I.D. No.)

20382 Barents Sea Circle, Lake Forest, California	92630
(Address of principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.001 par value	The NASDAQ Stock Market LLC

Warrants to Purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-162350

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock and warrants to purchase common stock of CryoPort, Inc. (the “Registrant”). Descriptions of the common stock and warrants to purchase common stock of Registrant are set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-162350) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), and are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

The Registrant has applied to have the common stock and warrants to purchase common stock to be registered hereunder approved for listing on The NASDAQ Stock Market LLC under the symbols “CYPT” and “CYPTW,” respectively.

Item 2. Exhibits.

No exhibits are required to be filed, because no other securities of the registrant are registered on the Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CRYOPORT, INC.

Dated: February 10, 2010	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer